As filed with the Securities and Exchange Commission on October 14, 2016

Registration No. 333-211783
Registration No. 333-187994

Registration No. 333-163716

Registration No. 333-140026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-211783
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-187994

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-163716

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-140026

UNDER THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Michigan	32-0058047
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christine Mason Soneral, Esq.

Senior Vice President and General Counsel

ITC Holdings Corp.

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of ITC Holdings Corp. (the “Registrant”) that were registered on the following Registration Statements on Form S-3ASR (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission:

•                                          Registration Statement No. 333-140026 on Form S-3ASR filed on January 17, 2007, pertaining to the registration of an unspecified number of securities of the Registrant (the “Securities”);

•                                          Registration Statement No. 333-163716 on Form S-3ASR filed on December 14, 2009, pertaining to the registration of an unspecified number of Securities;

•                                          Registration Statement No. 333-187994 on Form S-3ASR filed on April 18, 2013, pertaining to the registration of an unspecified number of Securities; and

•                                          Registration Statement No. 333-211783 on Form S-3ASR filed on June 2, 2016, pertaining to the registration of an unspecified number of Securities.

The Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 9, 2016, originally by and among the Registrant, Fortis Inc. (“Fortis”), FortisUS Inc. (“FortisUS”) and Element Acquisition Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Fortis, upon the terms and subject to the conditions set forth in the Merger Agreement. On April 20, 2016, FortisUS assigned its rights, interests, duties and obligations under the Merger Agreement to ITC Investment Holdings Inc., but continues to be liable for its duties and obligations under the Merger Agreement. The Merger became effective on October 14, 2016.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, remove from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on October 14, 2016.

ITC Holdings Corp.

By:	/s/ Christine Mason Soneral
Name: Christine Mason Soneral
Title: Senior Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.

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